UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):   August 2, 2005

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

Quarterly Results Press Release

On August 2, 2005, a press release was issued regarding results of Emerson Electric Co. (EMR) for the third quarter ended June 30, 2005. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While Emerson believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. Among such non-GAAP measures, the Company discusses earnings and earnings per share excluding a tax charge for earnings repatriation, which was the result of a one-time opportunity to repatriate under the American Jobs Creation Act. Management believes that it is useful to allow investors to compare earnings information excluding the impact of this item in order to enhance comparability between periods.

Item 7.01      Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Apr '05	May '05	June '05
Process Management	+15 to +20	+10 to +15	>20+
Industrial Automation	+10 to +15	+10	+10 to +15
Network Power	+15 to +20	+10 to +15	+5 to +10
Climate Technologies	-5 to -10	-10 to -15	-15
Appliance and Tools	0 to +5	0 to +5	0 to +5
Total Emerson	+5 to +10	+5	+5 to +10

June 2005 Order Comments:

Orders reflected continued strength from Process Management and Industrial Automation with slight moderations from Network Power and Climate Technologies. Favorable currency exchange rates contributed approximately 0.5 percentage points of the total increase, less than last month’s impact.

Process Management order levels remained strong across the valve, measurement, and systems and solutions businesses. The orders increase from May is driven by continued strength in the base business and large project wins in the refining and power markets.

Orders for Industrial Automation reflected strong capital spending and industrial demand in North America, Europe, and Asia. Order growth in this segment is being led by the power generating alternator and the electrical distribution businesses.

Network Power orders continue to see strength from the power systems and the inbound power businesses offset by softness in the embedded power and connectivity businesses. Additionally, comparisons are tougher across this segment given the strong order growth over the same period in 2004.

Orders for Climate Technologies were impacted by tougher comparisons to a strong 2004 and weak orders in all geographies. Air conditioning orders have been weak in the United States due to cool weather in April and May and high levels of channel inventory.

Appliance and Tools segment orders were led by strength in the storage and tools businesses offset by some weakness in the motors and appliance component businesses.

Upcoming Investor Events

Emerson senior management will discuss the Company’s third quarter 2005 results during an investor conference call that will be held on Tuesday, August 2, 2005. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the web site.

Updates and further details of these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

Item 9.01.      Financial Statements and Exhibits.

(c)   Exhibits

Exhibit Number	Description of Exhibits

99.1	Emerson’s August 2, 2005 Press Release announcing its third quarter of Fiscal 2005 results.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 2, 2005	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson’s August 2, 2005 Press Release announcing its third quarter of Fiscal 2005 results.